EXHIBIT 99


                                  JOINT FILER STATEMENT


Name:                                     Comptroller of the State of New York as Trustee of the Common Retirement Fund

Address:                                  Office of the State Comptroller,
                                          Division of Pension Investment and Public Finance
                                          59 Maiden Lane, 30th Floor
                                          New York, NY 10038

Designated Filer:                         Acquiport Two Corporation
Issuer and Ticker Symbol:                 PS Business Parks, Inc. (PSB)

Date of Event Requiring Statement:        September 15, 2003

Signature:                                By:/s/ Jacques Jiha
                                             -------------------------------------------------------------
                                             Jacques Jiha, Deputy Comptroller for Pension Investment and Public Finance
                                              on behalf of the Comptroller of the State of New York as Trustee of the Common
                                              Retirement Fund